Exhibit 99.1

FOR IMMEDIATE RELEASE

BJ’S RESTAURANTS, INC. OPENS THREE NEW RESTAURANTS IN OCTOBER; ANNOUNCES DATE FOR THIRD QUARTER EARNINGS RELEASE AND CONFERENCE CALL

HUNTINGTON BEACH, Calif.—(BUSINESS WIRE)—October 19, 2005 — BJ’s Restaurants, Inc. (Nasdaq:BJRI) announced the successful openings of three new restaurants in October 2005. The Company’s San Bruno, CA restaurant opened on October 7, followed by the openings of San Mateo, CA and Sugar Land, TX on October 18. The Company also announced that it will release its third quarter results and hold an investor conference call on Thursday, October 27, 2005.

The new San Bruno and San Mateo BJ’s restaurants represent the Company’s 5th and 6th Northern California restaurants. The San Bruno, California restaurant is located at 1150 El Camino Real at The Shops at Tanforan. The restaurant is approximately 8,800 square feet and has seating for approximately 270 guests. The new San Mateo, California BJ’s restaurant is located at 2206 Bridgepointe Parkway. The San Mateo restaurant is approximately 8,300 square feet and has seating for approximately 270 guests.

The new Sugar Land, Texas BJ’s restaurant is located at 2231 State Highway 6, near the intersection of Highway 59. The new restaurant is approximately 7,500 square feet and has seating for approximately 260 guests. The Sugar Land, Texas restaurant represents the Company’s 6th restaurant in the state of Texas and the Company’s 3rd restaurant in the Houston area. The hours of operation for all three restaurants are 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We were very pleased to successfully open three BJ’s Restaurants during the month of October, including two on the same day in different parts of the country,” said Jerry Deitchle, President and CEO. “This was a first for BJ’s and represents a strong testament to the growing strength and capacity of our restaurant development, operating and support infrastructures. First-week sales for our San Bruno restaurant exceeded $143,000, and we were pleased with opening day sales at both San Mateo and Sugar Land. By opening nine new restaurants during 2005, the Company achieved its stated goal at the start of the year to open eight or more restaurants. We are pleased to reiterate our plans to open as many as 11 new restaurants during 2006.”

The Company will announce its third quarter 2005 results after the market closes on Thursday, October 27, 2005, and will hold an investor conference call at 2:00 p.m. Pacific time that same day. The conference call will be broadcast live over the Internet. To listen to the conference call, please visit the main page of the company’s Web site located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archived webcast will be available through November 26, 2005. BJ’s Restaurants, Inc. currently owns and operates 44 casual dining restaurants under the BJ’s Restaurant and Brewery, BJ’s Restaurant and Brewhouse or BJ’s Pizza & Grill brand names. BJ’s restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates eleven microbreweries which produce and distribute BJ’s critically acclaimed handcrafted beers throughout the chain. The Company’s restaurants are located in California (30), Texas (6), Arizona (3), Oregon (3), Colorado (1) and Nevada (1). The Company also has a licensing interest in a BJ’s restaurant in Lahaina, Maui. Visit BJ’s Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking statements” for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 30 of our current 44 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission. BJ’s Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. (714) 848-3747, ext. 240.